Exhibit 99.1
1 Fountain Square Chattanooga, TN 37402 www.unum.com

news	FOR IMMEDIATE RELEASE
Contacts
	MEDIA	Natalie Godwin ngodwin@unum.com (423) 294-1247

	INVESTOR RELATIONS	Tom White tawhite@unum.com (423) 294-8996

Unum Group announces $250 million share repurchase authorization

CHATTANOOGA, Tenn. (Oct. 25, 2021) - Unum Group (NYSE:UNM) today announced that its board of directors has authorized the repurchase of up to $250 million of the company’s outstanding common stock through Dec. 31, 2022.

The timing and amount of share repurchases under the authorization, which may be made through open market purchases (including pursuant to Rule 10b5-1 trading plans), privately negotiated transactions (including accelerated share repurchase transactions), or other means, will be determined by management based on market conditions and other considerations. The repurchase program may be suspended, modified, or terminated at any time.

The company will provide an update on its capital management strategy as part of its third quarter earnings call on Nov. 3, 2021.

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ABOUT UNUM GROUP
Unum (NYSE: UNM) an international provider of workplace benefits and services has been helping workers and their families for more than 170 years. Through its Unum US, Unum International, and Colonial Life businesses, the company offers disability, life, accident, critical illness, dental, vision and stop-loss insurance; leave and absence management support and behavioral health services. In 2020, Unum reported revenues of $13.2 billion and paid $7.6 billion in benefits. The Fortune 250 company is one of the 2021 World’s Most Ethical Companies, recognized by the Ethisphere® Institute.

Visit the Unum newsroom for more information, and connect with us on LinkedIn, Facebook, and Twitter.

FORWARD-LOOKING STATEMENTS

Certain statements in this release, including statements relating to the timing, amount, and manner of future stock repurchases, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Unum Group and its subsidiaries. Unum Group’s actual results may differ, possibly materially, from expectations or estimates reflected in such forward-
UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in Part 1, Item 1A (Risk Factors) of Unum Group’s Annual Report on Form 10-K for the year ended December 31, 2020. The forward-looking statements in this release speak only as of the date of this release, and Unum Group does not undertake to update any particular forward-looking statement included in this release.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.